Exhibit 99.1

RXO Announces Results for Fourth-Quarter 2023, Including Double-Digit Brokerage Volume Growth for Third-Consecutive Quarter

•Full-truckload brokerage volume increased 11 percent year-over-year and less-than-truckload volume increased 45 percent year-over-year
•Continued momentum in RXO's brokerage business with multiple brokerage records in the quarter including total volume and quarterly loads per day
•Companywide gross margin of 18.0 percent; brokerage gross margin of 14.8 percent

CHARLOTTE, N.C. — February 8, 2024 — RXO (NYSE: RXO) today announced its financial results for the fourth quarter and full year of 2023.
Drew Wilkerson, chief executive officer of RXO, said, “RXO continued to execute well in the fourth quarter despite the prolonged soft freight environment. For the third consecutive quarter, our brokerage business delivered double-digit volume growth with strong gross margin. Our managed transportation business secured several new managed expedite customers, solidifying our position as a leading provider of this service. Our focus on profitable growth and cost discipline enabled us to expand companywide gross margin sequentially.
“I’m proud of all that we achieved in 2023, our first full year as a standalone company. We responded quickly to our customers’ needs and changing market conditions; as a result, our customers awarded us more freight,” Wilkerson said. “In 2024, we will remain focused on our playbook – taking profitable market share while making strategic investments in our business. Given the current market conditions, we continue to reduce costs, which, combined with our strong brokerage sales pipeline, will position RXO to deliver rapid earnings growth when the market inflects.”
Companywide Results
The company’s revenue was $1.0 billion for the fourth quarter, compared to $1.1 billion in the fourth quarter of 2022. Gross margin was 18.0 percent, compared to 19.5 percent in the fourth quarter of 2022.
The company reported fourth-quarter 2023 GAAP net income of $2 million, compared to a net loss of $4 million in the fourth quarter of 2022. Fourth-quarter 2023 GAAP net income included $4 million in transaction, integration, restructuring and other costs. Adjusted net income in the quarter was $7 million, compared to $33 million in the fourth quarter of 2022.
Adjusted EBITDA was $31 million, compared to $64 million in the fourth quarter of 2022. Adjusted EBITDA margin was 3.2 percent, compared to 5.7 percent in the fourth quarter of 2022.
Transaction, integration, restructuring and other costs, and amortization of intangibles, impacted GAAP earnings per share by $0.04, net of tax. For the fourth quarter, RXO reported a GAAP diluted earnings per share of $0.02. Adjusted diluted earnings per share were $0.06.
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Brokerage
RXO’s brokerage business grew volume 15 percent year-over-year in the fourth quarter, including full truckload volume growth of 11 percent and less-than-truckload volume growth of 45 percent. Brokerage gross margin was 14.8% in the fourth quarter.
Brokerage contract volume increased by 23 percent year-over-year in the fourth quarter, the result of a strong brokerage sales pipeline, which has increased in size by 24 percent since the fourth quarter of 2022.
The company expects brokerage volumes to continue to grow on a year-over-year basis in the first quarter of 2024.
Complementary Services
RXO’s complementary services gross margin was 20.9% for the quarter, up 40 basis points year-over-year. Loads provided by RXO’s managed transportation business to its brokerage business increased both year-over-year and quarter-over-quarter.
RXO’s last mile business grew EBITDA year-over-year in the fourth quarter and for the full year.
Technology Update
In the fourth quarter of 2023, 97 percent of RXO’s brokerage loads were created or covered digitally using RXO’s cutting-edge technology platform, up from 87 percent in the fourth quarter of 2022.
The seven-day carrier retention rate was 76 percent, up 200 basis points year-over-year.
Conference Call
The company will hold a conference call and webcast on Thursday, February 8 at 8 a.m. Eastern Standard Time. Participants can call in toll-free (from U.S./Canada) at 1-888-259-6580; international callers dial +1-206-962-3782. The conference ID is 34416829.
A live webcast of the conference call will be available on the investor relations area of the company’s website, http://investors.rxo.com. A replay of the conference call will be available through February 29, 2024, by calling toll-free (from U.S./Canada) 1-877-674-7070; international callers dial +1-416-764-8692. Use the passcode 416829#. Additionally, the call will be archived on http://investors.rxo.com.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation, freight forwarding and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit  RXO.com  for more information and connect with RXO on Facebook,  Twitter,  LinkedIn,  Instagram  and  YouTube.
Media Contact
Erin Kelly
erin.kelly@rxo.com

Investor Contact
Kevin Sterling
kevin.sterling@rxo.com

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Non-GAAP Financial Measures
We provide reconciliations of the non-GAAP financial measures contained in this release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.
The non-GAAP financial measures in this release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; and adjusted net income and adjusted diluted earnings per share (“adjusted diluted EPS”).
We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance.
We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business.
Forward-looking Statements
This release includes forward-looking statements, including statements relating to our outlook and continued year-over-year brokerage volume growth in the first quarter of 2024. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: competition and pricing pressures; economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully
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manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
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RXO, Inc.
Consolidated Statements of Operations
(Unaudited)

(Dollars in millions, shares in thousands, except per share amounts)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue	$978	$1,120	$3,927	$4,796
Cost of transportation and services (exclusive of depreciation and amortization)	743	842	2,967	3,624
Direct operating expense (exclusive of depreciation and amortization)	56	59	235	226
Sales, general and administrative expense	146	155	591	640
Depreciation and amortization expense	15	21	67	86
Transaction and integration costs	—	40	12	84
Restructuring costs	4	4	16	13
Operating income (loss)	14	(1)	39	123
Other expense	2	—	3	—
Interest expense, net	8	5	32	4
Income (loss) before income taxes	4	(6)	4	119
Income tax provision (benefit)	2	(2)	—	27
Net income (loss)	$2	$(4)	$4	$92

Earnings (loss) per share data
Basic earnings (loss) per share	$0.02	$(0.03)	$0.03	$0.80
Diluted earnings (loss) per share	$0.02	$(0.03)	$0.03	$0.79

Weighted-average shares outstanding
Basic weighted-average shares outstanding	117,012	115,848	116,871	115,335
Diluted weighted-average shares outstanding	119,575	115,848	119,456	115,791
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RXO, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$5	$98
Accounts receivable, net of $12 and $13 in allowances, respectively	743	900
Other current assets	48	31
Total current assets	796	1,029
Long-term assets
Property and equipment, net of $293 and $241 in accumulated depreciation, respectively	124	119
Operating lease assets	195	159
Goodwill	630	630
Identifiable intangible assets, net of $118 and $106 in accumulated amortization, respectively	68	79
Other long-term assets	12	15
Total long-term assets	1,029	1,002
Total assets	$1,825	$2,031
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$414	$501
Accrued expenses	199	256
Current maturities of long-term debt	3	4
Short-term operating lease liabilities	53	48
Other current liabilities	13	14
Total current liabilities	682	823
Long-term liabilities
Long-term debt and obligations under finance leases	356	451
Deferred tax liability	7	16
Long-term operating lease liabilities	146	114
Other long-term liabilities	40	40
Total long-term liabilities	549	621
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value; 10,000 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.01 par value; 300,000 shares authorized; 117,026 and 116,400 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1	1
Additional paid-in capital	590	588
Retained earnings	6	2
Accumulated other comprehensive loss	(3)	(4)
Total equity	594	587
Total liabilities and equity	$1,825	$2,031

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RXO, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended December 31,
(In millions)	2023	2022
Operating activities
Net income	$4	$92
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization expense	67	86
Stock compensation expense	19	32
Deferred tax benefit	(8)	(20)
Other	9	6
Changes in assets and liabilities
Accounts receivable	158	92
Other assets	(14)	14
Accounts payable	(86)	(14)
Accrued expenses and other liabilities	(60)	22
Net cash provided by operating activities	89	310
Investing activities
Payment for purchases of property and equipment	(64)	(57)
Proceeds from sale of property and equipment	—	1
Other	(2)	—
Net cash used in investing activities	(66)	(56)
Financing activities
Proceeds from borrowings on revolving credit facility	76	—
Repayment of borrowings on revolving credit facility	(71)	—
Proceeds from issuance of debt	—	451
Repayment of debt and finance leases	(104)	—
Payment for debt issuance costs	—	(9)
Payment for tax withholdings related to vesting of stock compensation awards	(14)	(3)
Repurchase of common stock	(2)	—
Net transfers to XPO	—	(621)
Other	(2)	(1)
Net cash used in financing activities	(117)	(183)
Effect of exchange rates on cash, cash equivalents and restricted cash	1	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(93)	69
Cash, cash equivalents and restricted cash, beginning of period	98	29
Cash, cash equivalents and restricted cash, end of period	$5	$98
Supplemental disclosure of cash flow information:
Cash paid for income taxes, net	27	3
Cash paid for interest, net	32	—
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RXO, Inc.
Revenue Disaggregated by Service Offering
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions)	2023	2022	2023	2022
Revenue
Truck brokerage	$610	$664	$2,358	$2,929
Last mile	257	277	1,014	1,061
Managed transportation	103	129	439	523
Freight forwarding	51	82	251	422
Eliminations	(43)	(32)	(135)	(139)
Total	$978	$1,120	$3,927	$4,796
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RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in millions)	2023	2022	2023	2022
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$2	$(4)	$4	$92
Interest expense, net	8	5	32	4
Income tax provision (benefit)	2	(2)	—	27
Depreciation and amortization expense	15	21	67	86
Transaction and integration costs	—	40	12	84
Restructuring and other costs	4	4	17	13
Adjusted EBITDA (1)	$31	$64	$132	$306

Revenue	$978	$1,120	$3,927	$4,796
Adjusted EBITDA margin (1) (2)	3.2%	5.7%	3.4%	6.4%

(1)See the “Non-GAAP Financial Measures” section of the press release.
(2)Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

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RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Unaudited)

(Dollars in millions, shares in thousands, except per share amounts)	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss)	$2	$(4)	$4	$92
Amortization of intangible assets	3	5	13	21
Transaction and integration costs	—	40	12	84
Restructuring and other costs	4	4	17	13
Income tax associated with adjustments above (1)	(2)	(12)	(10)	(29)
Adjusted net income (2)	$7	$33	$36	$181

Adjusted diluted earnings per share (2)	$0.06	$0.28	$0.30	$1.56

Weighted-average shares outstanding
Diluted weighted-average shares outstanding	119,575	117,671	119,456	115,791

(1)The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.
(2)See the “Non-GAAP Financial Measures” section of the press release.
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RXO, Inc.
Calculation of Gross Margin and Gross Margin as a Percentage of Revenue
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in millions)	2023	2022	2023	2022
Revenue
Truck brokerage	$610	$664	$2,358	$2,929
Complementary services (1)	411	488	1,704	2,006
Eliminations	(43)	(32)	(135)	(139)
Revenue	$978	$1,120	$3,927	$4,796

Cost of transportation and services (exclusive of depreciation and amortization)
Truck brokerage	$519	$545	$1,993	$2,389
Complementary services (1)	267	329	1,109	1,374
Eliminations	(43)	(32)	(135)	(139)
Cost of transportation and services (exclusive of depreciation and amortization)	$743	$842	$2,967	$3,624

Direct operating expense (exclusive of depreciation and amortization)
Truck brokerage	$—	$1	$1	$1
Complementary services (1)	56	58	234	225
Direct operating expense (exclusive of depreciation and amortization)	$56	$59	$235	$226

Direct depreciation and amortization expense
Truck brokerage	$1	$—	$1	$—
Complementary services (1)	2	1	7	5
Direct depreciation and amortization expense	$3	$1	$8	$5

Gross margin
Truck brokerage	$90	$118	$363	$539
Complementary services (1)	86	100	354	402
Gross margin	$176	$218	$717	$941

Gross margin as a percentage of revenue
Truck brokerage	14.8%	17.8%	15.4%	18.4%
Complementary services (1)	20.9%	20.5%	20.8%	20.0%
Gross margin as a percentage of revenue	18.0%	19.5%	18.3%	19.6%

(1)Complementary services include freight forwarding, last mile and managed transportation services.

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